                                                                    Exhibit 99.1
                               ANNUAL STATEMENT

Page 1 of 3
                                                                January 19, 1998

                        Monthly Servicer's Certificate
              (to be delivered pursuant to Section 3.01(b)(i) of the Transition Property Servicing Agreement on or before each Remittance Date)

                Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------
 CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                     SCE-1
--------------------------------------------------------------------------------
Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                       Collection Period: December 1997
                       Remittance Date: January 20, 1998

a. FTA Payments estimated to have been received by the Servicer attributable
   to Residential Customers during this Collection Period:                                $2,611,219.51
b. FTA Payments estimated to have been received by the Servicer attributable
   to Small Commercial Customers during this Collection Period:                              444,748.04
c. Remittance Shortfall attributable to Residential Customers for this
   Collection Period:                                                                              0.00
d. Remittance Shortfall attributable to Small Commercial Customers for
   this Collection Period:                                                                         0.00
e. Excess Remittance attributable to Residential Customers for this
   Collection Period:                                                                              0.00
f. Excess Remittance attributable to Small Commercial Customers for
   this Collection Period:                                                                         0.00
                                                                                          -------------
The Aggregate Remittance Amount remitted by the Servicer to the Collection
Account for this Collection Period is (a + b + c + d - e - f):                            $3,055,967.54
                                                                                          =============

     Capitalized terms used in this Monthly Servicer's Certificate have their respective meanings set forth in the Transition Property Servicing Agreement.

     In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 19th day of January, 1998.

                      SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

                               By /s/ Mary C. Simpson
                                 ------------------------------

                               Title  Assistant Treasurer
                                    ---------------------------

Page 2 of 3                                                    January 19, 1998
                        Monthly Servicer's Certificate
              (to be delivered pursuant to Section 3.01(b)(i) of the Transition Property Servicing Agreement on or before each Remittance Date)

                Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------
CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                     SCE-1
--------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                      Collection Period: December 1997

Residential:
  1. For this Collection Period:
     a.  Sales at the current FTA charge          496,887,721 kWh
     b.  Current FTA Charge                       1.723 cents/kWh
     c.  Sales at the previous FTA charge                   0 kWh
     d.  Previous FTA charge                      0.000 cents/kWh
     e.  Billed FTA not accounted for in prior
         periods                                            $0.00
     f.  Billed FTA Charges (a x b + c x d + e)     $8,561,375.43
     g.  Collection Curve
         Month 1 Estimated Collections                      30.5%
         Month 2 Estimated Collections                      44.2%
         Month 3 Estimated Collections                      19.5%
         Month 4 Estimated Collections                       3.8%
         Month 5 Estimated Collections                       1.5%
         Month 6 Estimated Collections                       0.0%
     h.  Total (sum of all d above)                         99.5%
     i.  Estimated FTA Payments (f x h)             $8,518,568.56

  2. Aggregate Remittance amount for this Collection Period:

                                            Collection
                                             Period          Collection Percent   Billed FTA Charges     Remittance Amounts
                                              (A)                   (B)                 (C)                    (B x C)
                                            ----------       ------------------   ------------------     ------------------
     a.  Month 6 Estimated Collections        Jul-97                0.0%                   0.00                    0.00
     b.  Month 5 Estimated Collections        Aug-97                0.0%                   0.00                    0.00
     c.  Month 4 Estimated Collections        Sep-97                0.0%                   0.00                    0.00
     d.  Month 3 Estimated Collections        Oct-97                0.0%                   0.00                    0.00
     e.  Month 2 Estimated Collections        Nov-97                0.0%                   0.00                    0.00
     f.  Month 1 Estimated Collections        Dec-97               30.5%           8,561,375.43           $2,611,219.51
                                                                                                          -------------
                                                                                                          $2,611,219.51
                                                                                                          =============

  3. For the June 1997 Collection Period:

     a.  Estimated FTA Payments                                               $0.00
     b.  Actual FTA Payments                                                  $0.00
     c.  If (a > b), (a - b) equals Excess Remittance                         $0.00
     d.  If (b > a), (b - a) equals Remittance Shortfall                      $0.00


Page 3 of 3                                                    January 19, 1998

                        MONTHLY SERVICER'S CERTIFICATE
              (to be delivered pursuant to Section 3.01(b)(i) of the Transition Property Servicing Agreement on or before each Remittance Date)

                Southern California Edison Company, as Servicer

-------------------------------------------------------------------------------
 CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                     SCE-1
-------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                       Collection Period:  December 1997

Small Commercial:
 1. For this Collection Period:
    a. Sales at the current FTA charge                    85,051,851 kWh
    b. Current FTA Charge                                1.882 cents/kWh
    c. Sales at the previous FTA charge                            0 kWh
    d. Previous FTA charge                               0.000 cents/kWh
    e. Billed FTA not accounted for in prior periods               $0.00
    f. Billed FTA Charges (a x b + c x d + e)              $1,549,644.73
    g. Collection Curve
       Month 1 Estimated Collections                               28.7%
       Month 2 Estimated Collections                               46.9%
       Month 3 Estimated Collections                               19.4%
       Month 4 Estimated Collections                                3.0%
       Month 5 Estimated Collections                                1.6%
       Month 6 Estimated Collections                                0.0%
    h. Total (sum of all d above)                                  99.6%
    i. Estimated FTA Payments (f x h)                      $1,543,446.15

 2. Aggregate Remittance amount for this Collection Period:
                                       Collection Period   Collection Percent   Billed FTA Charges  Remittance Amounts
                                              (A)                 (B)                  (C)                (B x C)
                                       -----------------   ------------------   ------------------  ------------------
   a. Month 6 Estimated Collections         Jul-97                0.00%                    0.00                0.00
   b. Month 5 Estimated Collections         Aug-97                0.00%                    0.00                0.00
   c. Month 4 Estimated Collections         Sep-97                0.00%                    0.00                0.00
   d. Month 3 Estimated Collections         Oct-97                0.00%                    0.00                0.00
   e. Month 2 Estimated Collections         Nov-97                0.00%                    0.00                0.00
   f. Month 1 Estimated Collections         Dec-97                28.7%            1,549,644.73          444,748.04
                                                                                                     --------------
                                                                                                        $444,748.04
                                                                                                     ==============
3. For the June 1997 Collection Period:
   a. Estimated FTA Payments                                         $0.00
   b. Actual FTA Payments                                            $0.00
   c. If (a > b), (a - b) equals Excess Remittance                   $0.00
   d. If (b > a), (b - a) equals Remittance Shortfall                $0.00

